EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 1997, except for Note 7, which is as of March 31, 1997 appearing on page 35 of the Cadiz Land Company, Inc.'s Annual Report on Form 10-K for the nine months ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 67 of such Annual Report on Form 10-K.




/s/  Price Waterhouse LLP
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     Price Waterhouse LLP


Los Angeles, California
September 12, 1997